For More Information:	PRESS RELEASE
Gary F. Hoskins, CFO
(704) 884-2263
gary.hoskins@citizenssouth.com

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES
FOURTH QUARTER EARNINGS

GASTONIA, NC, January 20, 2009 ..  .  .  .  . Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, reported net income of $427,000, or $0.06 per diluted share, for the quarter ended December 31, 2008, compared to $1.3 million, or $0.18 per diluted share, for the quarter ended December 31, 2007.

Operating income (as calculated in the attached table) for the quarter ended December 31, 2008, totaled $495,000, or $0.07 per diluted share, excluding a $68,000 after-tax net loss on the sale of assets.  Operating income for the quarter ended December 31, 2007, totaled $1.3 million, or $0.18 per diluted share.

Credit Quality

The Company’s credit quality continues to compare favorably with industry peers, despite some softening in the Charlotte housing market. However, as a result of the weaker national economy and signs of regional weakness, the Company increased its allowance for loan losses from 1.12% of total loans at September 30, 2008, to 1.28% of total loans at December 31, 2008, by charging $1.4 million to its provision for loan losses during the fourth quarter of 2008.  On a linked-quarter basis, net charge-offs remained flat and the ratio of nonperforming loans to total loans improved slightly as shown in the table below:

	December 31, 2008	September 30, 2008

Nonperforming loans / total loans	0.48%	0.53%
Nonperforming assets / total assets	0.69%	0.55%
Nonperforming assets / total loans	0.90%	0.72%
Net charge-offs / average loans	0.07%	0.07%
Allowance for loan losses / total loans	1.28%	1.12%

While management recognizes softness in the residential housing market, historically conservative underwriting practices and market discipline has shielded the loan portfolio from the significant portfolio deterioration suffered by many other banks in the southeast.  The Company has not been an originator or purchaser of option adjustable rate or “no documentation” portfolio mortgage loans, and the portfolio does not include any mortgage loans classified as “sub-prime.”  Also, residential construction loans and residential acquisition and development loans were limited to local experienced contractors and developers who personally guaranteed their debt.

Net Interest Margin

During the fourth quarter of 2008 the Federal Reserve Bank lowered short-term interest rates by 175 basis points.  As a result, the Company’s fully taxable equivalent net interest margin contracted by 18 basis points on a linked-quarter basis to 2.84%. Approximately 43% of the Company’s loans are tied to adjustable rate indices, such as the prime lending rate, which are influenced by the actions of the Federal Reserve Bank.  While the Company’s net interest income is relatively neutral to changes in interest rates over a one year time frame, decreases in short-term interest rates have a negative impact on short-term earnings.  However, the decrease in short-term earnings is partly offset by liabilities which reprice at lower rates over the next year.

Loan Portfolio

During most of 2008 the real estate market in the Charlotte, North Carolina region remained active compared to most of the country.  However, housing starts, sales prices, and demand for commercial real estate moderated during the fourth quarter of 2008.  As a result, outstanding loans decreased by $2.8 million during the three-month period ended December 31, 2008.  Management expects that loan activity in the Charlotte region will remain soft well into 2009.  However, we expect to make market share gains in selective asset categories as a result of market disruptions stemming from a number of recently completed and announced mergers in the Charlotte market and with the Company’s expansion into the Mecklenburg County, North Carolina market in the first quarter of 2009.

Deposit Portfolio

Demand deposit accounts increased by $8.4 million during the fourth quarter of 2008 to $122.7 million at December 31, 2008.   During 2008, demand deposits increased by $20.7 million, or 20.3%.  This growth was fueled by retail and commercial demand deposit account incentives, enhanced treasury management services, and increased market share derived as a result of merger disruptions of competitors.
During the fourth quarter, total deposits decreased by $3.4 million to $581.5 million at December 31, 2008.  The decrease in total deposits was primarily concentrated in interest-sensitive deposit account types such as money market accounts and time deposit accounts.  The Company’s strong demand deposit growth, disciplined approach to deposit pricing, and strong liquidity position, enable it to limit exposure to aggressive time deposit pricing.

Noninterest Income and Expense

Noninterest operating income (as defined in the tables that follow) decreased by $85,000 from the fourth quarter of 2007 to the fourth quarter of 2008.  This decrease was largely due to decreases in mortgage banking activity and lower fees generated on lending activity.  Noninterest operating expense (as defined in the tables that follow) increased by $132,000, or 3.0%, during the comparable fourth quarter periods.  This increase was primarily due to increased staffing levels and related expenses associated with the opening of a new full-service office in Rock Hill, South Carolina in 2008 and new staffing associated with the Company’s entry into the Mecklenburg County market.

In making the earnings announcement, Kim S. Price, President and CEO, stated, “During a period when the banking industry and economy are under substantial pressure, Citizens South continues to build a powerful community banking franchise in the Charlotte region.  While no company is completely immune to the effects of an economy such as the one we are experiencing, we believe that we will continue to weather the storm better than most as a result of our time-tested and disciplined approach to lending and deposit gathering.  We also believe that we can utilize our position of strength to more effectively compete in a market that has seen, and is likely to continue to see, substantial disruption and consolidation among our competitors.”

General Information

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904.  Deposits are FDIC insured up to applicable regulatory limits.  At December 31, 2008, the Bank had approximately $817 million in assets with 15 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, and Union counties in North Carolina, and York County, South Carolina.  Citizens South Bank is an Equal Housing Lender and Member, FDIC.  The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol “CSBC”.  The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s 1934 Securities Exchange Act filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes.  The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2007, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

	Quarter ended December 31, 2008	Quarter ended December 31, 2007	12 Months ended December 31, 2008	12 Months ended December 31, 2007
Reconciliation of GAAP to non-GAAP Measures:
Net income, as reported (GAAP)	$427	$1,327	$3,081	$5,665
Non-operating items (net of 39% tax):
(Gain)/ loss on sale of assets, net	68	8	(100)	(197)
Reorganization & merger/integration expenses	-	-	134	-
Impairment of investments	-	-	285	99
Insurance proceeds, net	-	-	-	(112)
Net Operating Income	$495	$1,335	$3,400	$5,455

Noninterest income, as reported (GAAP)	$1,254	$1,511	$6,019	$6,562
Non-operating items:
(Gain)/ loss on sale of assets, net	110	13	(164)	(323)
Fair value adjustment on deferred comp assets	63	(12)	128	(122)
Insurance proceeds, net	-	-	-	(112)
Noninterest Operating Income	$1,427	$1,512	$5,983	$6,005

Noninterest expense, as reported (GAAP)	$4,496	$4,439	$19,226	$17,895
Non-operating items:
Impairment of investments	-	-	(468)	(162)
Fair value adjustment on deferred comp assets	63	(12)	128	(122)
Reorganization & merger/integration expenses	-	-	(220)	-
Noninterest Operating Expense	$4,559	$4,427	$18,666	$17,611

Per Share Data:
Average common shares outstanding, basic	7,361,434	7,513,151	7,374,051	7,688,595
Basic net income – GAAP	$0.06	$0.18	$0.42	$0.74
Basic net income – Operating	0.07	0.18	0.46	0.71
Average common shares outstanding, diluted	7,379,466	7,570,671	7,404,087	7,754,599
Diluted net income – GAAP	$0.06	$0.18	$0.42	$0.73
Diluted net income – Operating	0.07	0.18	0.46	0.70
Cash dividends declared on common stock	$0.085	$0.08	$0.34	$0.32
Period-end book value per common share	11.21	11.05	11.21	11.05

Financial Ratios (annualized):
Return on average stockholders’ equity – GAAP	1.92%	6.24%	3.62%	6.68%
Return on avg. stockholders’ equity – Operating	2.22	6.28	3.99	6.43
Return on average assets – GAAP	0.21%	0.68%	0.39%	0.75%
Return on average assets – Operating	0.24	0.69	0.43	0.72
Efficiency ratio – GAAP	70.53%	68.04%	73.32%	66.78%
Efficiency ratio – Operating	69.33	67.84	72.12	67.12
Net interest margin (tax equivalent)	2.84%	3.01%	2.92%	3.15%
Total equity to total assets	12.81	10.79	12.81	10.79
Tangible equity to tangible assets	9.43	7.08	9.43	7.08

Asset Quality Data:
Allowance for loan losses	$8,026	$6,144	$8,026	$6,144
Nonperforming loans	3,032	1,815	3,032	1,815
Nonperforming assets	5,633	2,344	5,633	2,344
Net charge-offs	462	479	1,394	911
Net charge-offs to average loans	0.07%	0.09%	0.23%	0.17%
Allowance for loan losses to total loans	1.28	1.10	1.28	1.10
Nonperforming loans to total loans	0.48	0.32	0.48	0.32
Nonperforming assets to total assets	0.69	0.30	0.69	0.30
Nonperforming assets to total loans	0.90	0.42	0.90	0.42

Average Balances:
Total assets	$820,166	$770,338	$799,869	$753,085
Loans receivable, net of unearned income	627,888	550,255	596,467	529,399
Interest-earning assets	733,858	680,975	708,633	660,490
Deposits	579,967	581,086	579,850	575,302
Interest-bearing liabilities	685,079	635,601	665,828	618,126
Stockholders’ equity	88,498	84,362	85,232	84,783

At Period End:
Total assets	$817,213	$779,140	$817,213	$779,140
Loans receivable, net of unearned income	626,688	559,956	626,688	559,956
Interest-earning assets	733,448	690,007	733,448	690,007
Deposits	581,488	590,765	581,488	590,765
Interest-bearing liabilities	660,881	643,478	660,881	643,478
Stockholders’ equity	104,720	84,033	104,720	84,033

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	December 31, 2008	December 31, 2007
	(unaudited)
ASSETS

Cash and cash equivalents	10,057	29,739
Investment securities available-for-sale, at fair value	28,905	46,519
Mortgage-backed securities available-for-sale, at fair value	80,275	69,893
Loans receivable, net unearned income	626,688	559,956
Allowance for loan losses	(8,026)	(6,144)
Loans receivable, net	618,662	553,812
Real estate acquired through foreclosure, net	2,601	529
Premises and equipment, net	16,834	17,965
Accrued interest receivable	2,609	3,254
Federal Home Loan Bank stock, at cost	4,793	4,236
Intangible assets	30,525	31,037
Bank owned life insurance	16,813	16,099
Other assets	5,139	6,057

Total assets	$817,213	$779,140

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts	$122,731	$101,981
Money market deposit accounts	103,271	129,688
Savings accounts	10,708	12,037
Time deposits	344,778	347,059
Total deposits	581,488	590,765
Borrowed money	124,365	96,284
Deferred compensation	5,413	5,389
Other liabilities	1,227	2,669
Total liabilities	712,493	695,107

Stockholders' Equity:
Preferred stock issued and outstanding, $0.01 par value, 10,000,000 shares authorized, 20,500 shares issued and outstanding at December 31, 2008, and no shares issued or outstanding at December 31, 2007	20,507	-
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued at December 31, 2008, and December 31, 2007, and 7,515,957 shares outstanding at December 31, 2008, and 7,610,017 shares outstanding at December 31, 2007	91	91
Additional paid-in-capital	67,367	67,718
Unallocated common stock held by Employee Stock Ownership Plan	(1,065)	(1,247)
Retained earnings, substantially restricted	36,089	36,028
Accumulated unrealized loss on securities available-for-sale, net of tax	25	(343)
Treasury stock of 1,546,770 shares at December 31, 2008, and 1,452,710 shares at December 31, 2007	(18,294)	(18,214)
Total stockholders’ equity	104,720	84,033

Total liabilities and stockholders’ equity	$817,213	$779,140

Citizens South Banking Corporation
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Interest Income:
Loans	$9,069	$10,348	$37,229	$40,679
Investment securities	291	600	1,419	2,670
Interest-bearing deposits	8	105	157	447
Mortgage-backed and related securities	978	789	3,803	2,939
Total interest income	10,346	11,842	42,608	46,735

Interest Expense:
Deposits	3,836	5,643	17,233	22,315
Borrowed funds	1,390	1,186	5,173	4,185
Total interest expense	5,226	6,829	22,406	26,500

Net interest income	5,120	5,013	20,202	20,235
Provision for loan losses	1,460	330	3,275	1,290
Net interest income after provision for loan losses	3,660	4,683	16,927	18,945

Noninterest Income:
Fee income on deposit accounts	775	696	3,031	2,722
Mortgage banking income	179	242	829	990
Income on lending activities	87	125	384	484
Dividends on FHLB stock	12	62	180	212
Increase in cash value of bank-owned life insurance	195	192	766	769
Fair value adjustment on deferred compensation assets	(63)	12	(128)	122
Life insurance proceeds, net	-	-	-	112
Net gain on sale of assets	(110)	(13)	164	323
Other noninterest income	179	195	793	828
Total noninterest income	1,254	1,511	6,019	6,562

Noninterest Expense:
Compensation and benefits	2,427	2,439	10,092	9,607
Fair value adjustment on deferred comp. obligations	(63)	12	(128)	122
Occupancy and equipment expense	647	647	2,660	2,648
Professional services	228	141	867	543
Amortization of intangible assets	110	146	512	629
Reorganization expenses	-	-	220	-
Impairment of securities	-	-	468	162
Other noninterest expense	1,147	1,054	4,535	4,184
Total noninterest expense	4,496	4,439	19,226	17,895

Income before income taxes	418	1,755	3,720	7,612

Provision for income taxes	(9)	428	639	1,947

Net income	$427	$1,327	$3,081	$5,665

Net income per common share:
Basic	$0.06	$0.18	$0.42	$0.74
Diluted	$0.06	$0.18	$0.42	$0.73

Weighted average common shares outstanding:
Basic	7,361,434	7,513,151	7,374,051	7,688,595
Diluted	7,379,466	7,570,671	7,404,087	7,754,599